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                                                                     Exhibit 3.1

                                     BY-LAWS
                                       OF
                                 KENNAMETAL INC.

                       As Amended Through January 29, 2002

                                   ARTICLE I

                                     Office
                                     ------

         The principal office of the Corporation shall be in Unity Township, Westmoreland County, Pennsylvania.

                                   ARTICLE II

                                      Seal
                                      ----

                  The Corporation may have a seal which shall be circular in form and which shall have inscribed thereon the name of the Corporation and the words "Seal--Pennsylvania."

                                  ARTICLE III

                             Shareholders' Meetings
                             ----------------------

                  Section 1. PLACE OF MEETING. All meetings of shareholders shall be held at the principal office of the Corporation, unless the Board of Directors shall decide otherwise, in which case such meetings may be held within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time direct.

                  Section 2. ANNUAL MEETING. The annual meeting of shareholders shall be held during the month of October in each calendar year on such date and at such time as may be fixed by the Board of Directors, for the election of directors and the transaction of such other business as may properly come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the state where the meeting is to be held, such meeting shall be held on the next succeeding business day.

                  Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, the Secretary, or by the Board of Directors. At any time, upon written request of any person entitled to call a special meeting of the shareholders, it shall be the duty of the Secretary to call a special meeting to be held at such time as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

                  Section 4. NOTICE. Except as provided in this Section 4, written notice of every meeting of the shareholders shall be given by, or at the direction of, the secretary or other


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authorized person or, if they neglect or refuse to do so, may be given by the person or persons calling the meeting, to each shareholder of record entitled to vote at the meeting, at least five (5) days prior to the day named for a meeting, unless a greater period of notice is required by statute in the particular case. The notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, and, if applicable, the notice shall state that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of the By-Laws in which case the notice shall include, or be accompanied by, a copy of the proposed amendment or a summary of the changes to be effected thereby.

                  When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

                  Written notice includes notice given by facsimile transmission, e-mail, or other electronic communication to the shareholder's facsimile number or address for e-mail or other electronic communication provided by such shareholder to the Corporation for the purpose of notice.

                  Section 5. QUORUM. At any meeting of the shareholders, the presence in person or by proxy of the holders of the majority of the outstanding shares entitled to vote shall constitute a quorum. The shareholders present at a duly organized meeting may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Those shareholders entitled to vote who attend a meeting called for the election of directors that has previously been adjourned for lack of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of electing directors. In other cases, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum as fixed herein, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting, provided that the notice of the meeting states that those shareholders who attend such adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter set forth in the notice.

                  Section 6. VOTING. Every shareholder entitled to vote at any shareholders' meeting shall be entitled to one vote for every share of capital stock standing in his name on the books of the Corporation. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent corporate action in writing without a meeting, may do so in person or may authorize another person or persons to act for him by proxy. Whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon, except where a different vote is required by law or the articles or these By-Laws.

                  Section 7. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the




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number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. Failure to comply with the requirements of this By-Law shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list.

                  Section 8. NOMINATING AND PROPOSAL PROCEDURES. Without limiting any other notice requirements imposed by law, the Articles or these By-Laws, any nomination for election to the Board of Directors or other proposal to be presented by any shareholder at a shareholders' meeting (the "Proponent") will be properly presented only if written notice of the Proponent's intent to make such nomination or proposal has been personally delivered to and otherwise in fact received by the Secretary of the Corporation, not later than (i) for an annual meeting to be held during the month of October of any year, prior to the 1st day of July, but not before the first day of May, immediately preceding such October meeting, (ii) for an annual meeting to be held on any other date for which the Corporation gives at least 90 days prior notice of such date to shareholders, not less than 50 nor more than 75 days prior to such meeting, or
(iii) for any other annual meeting or a special meeting, the close of business on the tenth day after notice of such meeting is first given to shareholders; provided, however, that nothing contained herein shall limit or restrict the right of any shareholder to present at a shareholders' meeting any proposal made by such shareholder in accordance with Rule 14a-8 promulgated pursuant to the Securities Exchange Act of 1934, as it may hereafter be amended, or any successor rule. Such notice by the Proponent to the corporation shall set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to the Board of Directors) or the substance of the proposal (in the case of any other shareholder proposal), and shall include: (a) the name and residence address and business address of the shareholder who intends to present, the nomination or other proposal or of any person who participates or is expected to participate in making such nomination and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business and address of the corporation or other organization in which such employment is carried on of each such shareholder, participant and nominee; (b) a representation that the Proponent is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice; (c) a description of all arrangements or understandings between the Proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the Proponent; (d) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors; and (e) the consent of each nominee, if any, to serve as a director of the Corporation if elected. Within fifteen (15) days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Board of Directors or a committee of the Board of Directors shall advise the Proponent and the Secretary of the Corporation in writing of any deficiencies in the notice and of any additional information the Corporation is requiring to determine the eligibility of the proposed nominee or the substance of the proposal. A Proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information shall cure such deficiencies and/or provide such additional information within fifteen (15) days after receipt of the notice of such deficiencies and/or the need for additional information. The chairman of the meeting may, in his




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or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedure and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.

                  Section 9. ELECTION OF DIRECTORS. Election of directors need not be by ballot, except upon demand by a shareholder made at the election and before the voting begins. In each election for directors every shareholder entitled vote shall have the right in person or by proxy to multiply the number of shares which the shareholder is entitled to vote by the number of directors to be elected in that election, and cast the whole number of votes so determined for one candidate or distribute them among any two or more candidates in that election.

                  Section 10. ORDER OF BUSINESS. All meetings of the shareholders shall be called to order and presided over by the Chairman of the Board or the President, or in their absence by a Vice President, or in his absence by the Secretary, and if none of these be present by a chairman elected by the shareholders.

                  Section 11. PROXIES. Every proxy shall be executed or authenticated by the shareholder, or by his duly authorized attorney in-fact, and shall be filed with or transmitted to the Secretary of the Corporation before being voted. A shareholder or his duly authorized attorney in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him by proxy. A telegram, telex, cablegram, datagram, e-mail or Internet communication or other similar means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact shall be treated as properly executed for purposes of this section; provided such transmission or reproduction sets forth a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction.

                  Section 12. JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, make such appointment at the meeting. The number of judges shall be one or three. No person who is a candidate for office to be filled at the meeting shall act as a judge. In case any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof. The judge or judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, shall receive votes or ballots, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and determine the result and shall do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined




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by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

                                   ARTICLE IV

                                    Directors
                                    ---------

                  Section 1. BOARD OF DIRECTORS. All powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. The Board shall consist of not less than eight nor more than twelve directors, the exact number to be fixed from time to time by resolution of the Board of Directors. Each director shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Compensation may be allowed to the directors for their services, and a director also may be a salaried officer of the Corporation. Directors need not be shareholders.

                  Section 2. CLASSIFICATION. The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes as nearly equal in number as possible. Each class shall hold office for a term of three years, and the term of office of one class shall expire in each succeeding year. At each annual meeting of shareholders, the successors to the directors of the class whose terms expire that year shall be elected to hold office for a term of three years. If at any meeting of the shareholders, whether an annual meeting or a special meeting for the election of directors, directors of more than one class are to be elected, separate elections shall be held for the directors of each class.

                  Section 3. VACANCIES. Vacancies in the Board of Directors and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining members of the Board, though less than a quorum, and each person so elected shall be a director to serve for the balance of the unexpired term and until his or her successor has been selected and qualified or until said member's earlier death, resignation or removal.

                  Section 4. MEETINGS. The Board of Directors shall hold a meeting without other notice immediately after the annual meeting of the shareholders, and other meetings at such times and places as it may determine. Special meetings of the Board may be called by the Chairman of the Board, the President, the Secretary, or any two directors. Meetings of the Board of Directors may be held at such places within the Commonwealth of Pennsylvania or elsewhere as a majority of the directors may from time to time determine.

                  Section 5. NOTICE. No notice of regular meetings of the Board of Directors need be given. A written notice of all special meetings of the Board of Directors specifying the place, day and hour shall be given to each director at least 48 hours prior to the time set for the meeting.

                  When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.




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                  Section 6. QUORUM. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If at any meeting a quorum shall not be present, the meeting may be adjourned from time to time until a quorum shall be present.

                  Section 7. ELECTION OF OFFICERS AND BOARD CHAIRMAN. The Board of Directors shall elect a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller. The Board shall also from time to time elect such other officers and agents as it deems necessary or advisable. The Chairman of the Board must be selected from among the members of the Board of Directors, but the President and other officers may or may not be Directors. Unless sooner removed by the Board of Directors, all officers shall hold office for the term fixed by the Board and until their successors are elected and qualified or until their earlier death or resignation. Any two or more offices may be held by the same person, except the office of President and Secretary, but in no case shall the same person act in the same matter in two such official capacities. At the time of the election of the Chairman of the Board, the Board of Directors shall specify whether or not the individual so elected shall serve in the capacity of an officer-employee entitled to receive a salary, or in the capacity of a director entitled only to receive director's fees and allowances.

                  Section 8. REMOVAL OF OFFICERS. Any officer or agent of the Corporation may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. The Board of Directors shall have power to fill any vacancies in any office occurring in any manner.

                  Section 9. COMMITTEES. The Board of Directors may from time to time by resolution adopted by a majority of the directors in office, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee to the extent provided in the designating resolution of the Board of Directors shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except that a committee shall not have any power or authority as to: (i) the submission to shareholders of any action requiring the approval of shareholders pursuant to the Business Corporation Law, as it may hereafter be amended, (ii) the creation or filling of vacancies in the Board of Directors, (iii) the adoption, amendment or repeal of the By-Laws, (iv) the amendment, adoption or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board, or (v) action on matters committed by the By-Laws or resolution of the Board to another committee of the Board. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Each committee of the Board shall serve at the pleasure of the Board. Unless the Board of Directors provides otherwise by resolution each committee shall conduct its business and take action in the same manner as the Board conducts its business pursuant to the articles of the Corporation and these By-Laws.



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                  Section 10. OTHER POWERS. In addition to the powers and
authorities expressly conferred by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

                                   ARTICLE V

                           Officers and Board Chairman
                           ---------------------------

                  Section 1. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors at which he is present. He shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

                  Section 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be responsible for directing the implementation of the general policies and procedures of the Corporation and for the performance of such other duties as may be assigned from time to time by the Board of Directors. Except when prohibited by law or regulation, he shall be ex-officio a member of all Committees of the Board of Directors.

                  Section 3. PRESIDENT. The President shall have general and active management of the Corporation's business, and shall perform the usual duties incident to the office of President as required by law, the Articles of the Corporation or these By-Laws, and such other duties as may be assigned to him from time to time by the Board of Directors. Except when prohibited by law or regulation, he shall be ex-officio a member of all Committees of the Board of Directors.

                  Section 4. VICE PRESIDENT. Any Vice President shall perform such duties as shall be assigned to him by the Board of Directors or President, and, in the absence or disability of the President, he shall perform the duties of the President.

                  Section 5. SECRETARY. The Secretary shall attend the meetings of the shareholders and Board of Directors and keep minutes thereof in suitable books kept for that purpose. He shall have custody of the stock books and stock ledgers of this Corporation, and shall give, or cause to be given, all notices as are required by law, or by the Articles of Incorporation, or by these By-Laws. He shall perform such other duties as may be prescribed by the Board of Directors or by the President, as well as all the usual duties incident to the office of Secretary.

                  Section 6. TREASURER. The Treasurer shall have custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books kept for that purpose. He shall deposit all monies, and other valuable effects, in the name and to the credit of the Corporation, in such depository as shall be designated from time to time by the Board of Directors. As directed by the Board of Directors or the President, he shall disburse monies of the Corporation, taking proper vouchers for such disbursements and shall render upon request from time to time to the President and directors an



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account of all his transactions as Treasurer and of the financial condition of the Corporation. In addition, he shall perform all the usual duties incident to the office of Treasurer and such other duties as the Board of Directors or the President may prescribe.

                  Section 7. CONTROLLER The Controller shall have charge of the accounting of the Corporation, and shall perform all the usual duties incident to the office of Controller and such other duties as the Board of Directors may prescribe or require.

                  Section 8. DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation, or if it is deemed expedient and desirable so to do, the Board of Directors or the President may delegate the powers or duties of any officer to any other officer or director for such time or period as may be specified.

                  Section 9. CONTRACTS. All promissory notes, drafts, bills of exchange or other negotiable instruments shall be signed by the President or a Vice President and the Secretary or the Treasurer, or by such officer or officers or such other person or persons as the Board of Directors may from time to time designate. All other written contracts shall be signed by the President or a Vice President, or by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                        Share Certificates and Transfers
                        --------------------------------

                  Section 1. SHARE CERTIFICATES. Share certificates shall be in such form as the Board of Directors may from time to time determine. Every share certificate shall be signed by the President or a Vice President and countersigned by the Treasurer, or Assistant Treasurer or by the Secretary or Assistant Secretary and may be sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

                  Section 2. TRANSFERS. Shares of the Corporation shall upon the surrender and cancellation of the certificate or certificates representing the same be transferred upon the books of the Corporation at the request of the holder thereof named in the surrendered certificate or certificates, in person or by his legal representative, or by his attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent.

                  Section 3. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent or transfer clerk or a registrar of transfers, or both, and it may require all stock certificates to bear the signature of either or both. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation.

                  Section 4. LOSS, THEFT OR DESTRUCTION OF CERTIFICATES. In case of loss, theft or destruction of a share certificate another may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall from time to time authorize.




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                  Section 5. DETERMINATION OF SHAREHOLDERS OF RECORD. The Board
of Directors may fix a time, not more than seventy days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, or the date fixed for any other matter as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares or entitled to receive or take action with respect to any other matter. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights or to receive or take action with respect to any other matter as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

                                  ARTICLE VII

                    Waiver of Notice, Action Without Meeting
                      and Meetings By Conference Telephone
                      ------------------------------------

                  Section 1. WAIVER OF NOTICE. Whenever any written notice is required to be given under the Pennsylvania Business Corporation Law, the articles or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting.

                  The attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

                  Section 2. ACTION BY CONSENT. Any action which may be taken at a meeting of the shareholders or of the directors, or of any committee of directors, may be taken without a meeting, if a consent in writing setting forth the action so taken shall be signed by all the shareholders who would be entitled to vote at a meeting for such purpose or by all of the directors, or by all of the members of such committee, as the case may be, and shall be filed with the Secretary of the Corporation.

                  Section 3. MEETINGS BY CONFERENCE TELEPHONE. One or more directors may participate in a meeting of the Board or of a committee of the Board, and the Board of Directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the Corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at the meeting.




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                  Section 4. MANNER OF GIVING NOTICE. Whenever written notice is required to be given to any person under the provisions of the Business Corporation Law or by the articles or these By-Laws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to the shareholder's address (or to the shareholder's telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. Notice sent by mail, by telegraph or by courier service shall be deemed to have been given when deposited in the United States mail or with a telegraph office or courier service for delivery [except that, in the case of directors, notice sent by regular mail shall be deemed to have been given forty-eight hours after being deposited in the United States mail] or, in the case of telex, TWX or telecopier, when dispatched.

                                  ARTICLE VIII

                                   Fiscal Year
                                   -----------

      The fiscal year of the Corporation shall end on the 30th day of June.

                                   ARTICLE IX

             Limitation of Director's Liability and Indemnification
             ------------------------------------------------------

                  Section 1. LIMITATION OF DIRECTOR'S LIABILITY. A director of the Corporation shall not be personally liable for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of his office under Section 8363 of the Directors' Liability Act [15 Pa. C.S. ss. 511 and ss. 1721] and such breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director (i) for any responsibility or liability of such director pursuant to any criminal statute, or (ii) for any liability of a director for the payment of taxes pursuant to local, State or Federal law. No repeal or modification of this Article IX, Section 1 nor the adoption of any provision inconsistent with this Article IX, Section 1 shall adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification or the adoption of such inconsistent provision.

                  Section 2. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  (a) Right to Indemnification.

                  Except as otherwise provided below, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") and whether or not by or in the right of the Corporation or otherwise, by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer or




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trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or trustee, or in any other capacity while serving as a director or officer or trustee, shall be indemnified and held harmless by the Corporation against all reasonable expenses, including attorneys' fees, and any liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by such person in connection therewith; provided, however, that such person shall not be entitled to indemnification hereunder if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness; provided further, that except with respect to the enforcement of claims described in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition thereof; provided, however, that to the extent required by law, the payment of such expenses incurred by an officer or director in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this section or otherwise. The right to indemnification including the right to the advancement of expenses provided herein shall be a contract right and continue as to a person who has ceased to be a director or officer or trustee, and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (b) Right of Claimant to Bring Suit.

                  If a claim under paragraph (a) of this section is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

                  (c) Non-Exclusivity of Rights.

                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Article IX shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any by-law, agreement, vote of stockholders or directors, applicable law, or otherwise, both as to action in his official capacity and as to action in any other capacity while holding that office, the Corporation having the express authority to enter into such agreements as the Board of Directors deems appropriate for the indemnification and advancement of expenses to present or future directors and officers of the Corporation.




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

                  (d) Funding.

                  The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this By-Law or otherwise.

                                   ARTICLE X

                                  Resignations
                                  ------------

                  Any director or officer may resign from office at any time, such resignation to be made in writing and to take effect from the time of its receipt, unless some time be fixed in the resignation and then from that time. The acceptance of a resignation shall not be required to make it effective.

                                   ARTICLE XI

                                   Amendments
                                   ----------

                  These By-Laws may be amended or repealed, and new By-Laws may be adopted, by the Board of Directors, regardless of whether the shareholders have previously adopted or approved the By-Law being amended or repealed, except where the power to repeal, adopt or amend a By-Law on any subject is expressly committed to the shareholders by the Business Corporation Law, and subject always to the power of the shareholders to change any action taken by the Board. Any change in the By-Laws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                                  ARTICLE XII

                                  Miscellaneous
                                  -------------

                  When used in these By-Laws, any terms stated in the singular and/or masculine gender (such as he or him) shall be construed to include the plural and/or feminine gender as the context and circumstances shall warrant appropriate.

                                  ARTICLE XIII

                       Applicability of Certain Provisions
                  of the Pennsylvania Business Corporation Law
                  --------------------------------------------

                  Subchapters G (relating to control share acquisitions), H (relating to disgorgement by certain controlling shareholders following attempts to acquire control), I (relating to severance compensation for employees terminated following certain control share acquisitions), and J (relating to the status of labor contracts following certain business combination transactions) of Chapter 25 of the Pennsylvania Business Corporation Law shall not be applicable to the Corporation.




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